                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 15, 1998

                                      AMONG

                                 INCOMNET, INC.,

                       INCOMNET COMMUNICATIONS CORPORATION

                                       AND

                              IRONWOOD TELECOM LLC

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    DEFINITIONS AND TERMS..................................................1
      1.1.     Definitions...................................................1
      1.2.     Rules of Construction.........................................8
2.    LOANS..................................................................9
      2.1.     Term Loan.....................................................9
3.    INTEREST AND OTHER CHARGES.............................................9
      3.1.     Interest......................................................9
      3.2.     Maximum Interest Rate........................................10
      3.3.     Origination Fee..............................................10
4.    PAYMENTS AND PREPAYMENTS..............................................10
      4.1.     Repayment of Loan............................................10
      4.2.     Voluntary Prepayments of Loan................................10
      4.3.     Place and Form of Payments; Extension of Time................11
      4.4.     Application and Reversal of Payments.........................11
      4.5.     Indemnity for Returned Payments..............................11
5.    LENDER'S BOOKS AND RECORDS; QUARTERLY STATEMENTS......................11
6.    COLLATERAL............................................................12
      6.1.     Grant of Security Interest...................................12
      6.2.     Perfection and Protection of Security Interest...............12
      6.3.     Location of Collateral.......................................13
      6.4.     Title to, Liens on, and Sale and Use of, Collateral..........14
      6.5.     Access and Examination.......................................14
      6.6.     Insurance....................................................14
      6.7.     Collection of Accounts; Payments.............................15
      6.8.     Equipment....................................................16
      6.9.     Documents, Instruments, and Chattel Paper....................16
      6.10.    Right to Cure................................................17
      6.11.    Lender's Rights, Duties and Liabilities......................17
7.    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.....................17
      7.1.     Books and Records............................................17
      7.2.     Financial Information........................................18
      7.3.     Notices to Lender............................................18


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8.    GENERAL WARRANTIES AND REPRESENTATIONS................................19
      8.1.     Authorization, Validity, and Enforceability of this
               Agreement and the Loan Documents.............................19
      8.2.     Validity and Priority of Security Interest...................20
      8.3.     Organization and Qualification...............................20
      8.4.     Corporate Name; Prior Transactions...........................20
      8.5.     Subsidiaries and Affiliates..................................20
      8.6.     Use of Proceeds..............................................21
      8.7.     Public Disclosure............................................21
      8.8.     Intangible Property..........................................21
      8.9.     Capital......................................................21
      8.10.    Material Litigation..........................................22
      8.11.    Title, Security Interests of Lender..........................22
      8.12.    Restrictive Agreements, Labor Contracts......................22
      8.13.    Laws.........................................................22
      8.14.    Consents.....................................................22
      8.15.    Defaults.....................................................22
      8.16.    Financial Condition..........................................23
      8.17.    ERISA........................................................23
      8.18.    Taxes........................................................23
      8.19.    Business Relationships.......................................23
      8.20.    ICC Ownership................................................23
9.    AFFIRMATIVE AND NEGATIVE COVENANTS....................................24
      9.1.     Taxes and Other Obligations..................................24
      9.2.     Corporate Existence and Good Standing........................24
      9.3.     Maintenance of Property and Insurance........................24
      9.4.     Mergers, Consolidations, Acquisitions or Sales...............24
      9.5.     Transactions Affecting Collateral or Obligations.............25
      9.6.     Guaranties...................................................25
      9.7.     Debt.........................................................25
      9.8.     Prepayment...................................................25
      9.9.     Transactions with Affiliates.................................25
      9.10.    Liens........................................................26
      9.11.    Restricted Investments.......................................26
      9.12.    Equity Sales.................................................26
      9.13.    EBITDA and Other Financial Covenants.........................26
      9.14.    Intentionally Deleted........................................26
      9.15.    Further Assurances...........................................26
      9.16.    Expenses.....................................................26
      9.17.    Notice of Litigation.........................................27
      9.18.    ERISA........................................................27
      9.19.    Labor Disputes...............................................27


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      9.20.    Capital Expenditures.........................................27
      9.21.    Name.........................................................27
10.   CLOSING; CONDITIONS TO CLOSING........................................27
      10.1.    Representations and Warranties; Covenants; Events............28
      10.2.    Delivery of Documents........................................28
11.   DEFAULT; REMEDIES.....................................................29
      11.1.    Events of Default............................................29
      11.2.    Remedies.....................................................31
12.   MISCELLANEOUS.........................................................32
      12.1.    Cumulative Remedies; No Prior Recourse to Collateral.........32
      12.2.    No Implied Waivers...........................................33
      12.3.    Severability.................................................33
      12.4.    Governing Law................................................33
      12.5.    Consent to Jurisdiction and Venue; Service of Process........33
      12.6.    Waivers......................................................34
      12.7.    Survival of Representations and Warranties...................34
      12.8.    Indemnification..............................................34
      12.9.    Other Security and Guaranties................................35
      12.10.   Notices......................................................35
      12.11.   Waiver of Notices............................................36
      12.12.   Binding Effect; Assignment; Disclosure.......................36
      12.13.   Modification.................................................36
      12.14.   Counterparts.................................................36
      12.15.   Captions.....................................................36
      12.16.   Right of SetOff..............................................37
      12.17.   Fees and Expenses............................................37
      12.18.   Prior Agreements.............................................37
      12.19.   Additional Post-Closing Covenants............................38


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

                           LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of December 15, 1998, by and among Incomnet, Inc., a California corporation ("Borrower"), Incomnet Communications Corporation, Inc., a Delaware corporation formerly known as National Telecommunications & Communications, Inc. ("ICC"), and Ironwood Telecom LLC, a Colorado limited liability company ("Lender").

                                   BACKGROUND

      Lender has agreed to make financing available to or for the benefit of Borrower in the total amount of $16,785,470.00 on the terms and conditions set forth below. ICC currently has outstanding debt with (i) Worldcom Network Services, Inc. ("Worldcom") with the outstanding amount of $3,456,151.56 as of December 15, 1998 ("Worldcom Debt") secured by a security agreement dated June 1, 1996 between ICC and Worldcom ("Worldcom Security Agreement") and (ii) First Bank & Trust ("First Bank") with the outstanding amount of $4,954,707.80 as of December 15, 1998 ("First Bank Debt") secured by a promissory note dated March 27, 1997 as modifed from time to time between ICC and First Bank ("First Bank Note"). Lender, ICC and Borrower have agreed that Lender will (i) purchase or obtain by assignment the Worldcom Debt and the First Bank Debt and (ii) advance funds or provide financing to Borrower at Closing with the total Principal Amount of all such transactions equal to $16,785,470.00. On the terms and conditions described below, Borrower and ICC are granting to Lender a security interest in certain of their property.

                                    AGREEMENT

      In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.    DEFINITIONS AND TERMS.

      1.1. Definitions.

            The capitalized terms used in this Agreement and the Exhibits and the Schedules attached hereto shall have the meanings set forth below or elsewhere as indicated in this Agreement:

            "Account" means Borrower's or ICC's, as the case may be, right to payment arising out of a sale or lease and delivery of goods or rendition of services in the ordinary course of Borrower's or ICC's business.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.

            "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves


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as determined in accordance with GAAP) at which the assets of Borrower would be shown on its balance sheet at such date prepared in accordance with GAAP less
(b) the amount at which Borrower's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet.

            "Affiliate" means a Person, other than Lender (a) which, directly or indirectly, controls, is controlled by or is under common control with, Borrower; (b) which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of Borrower; or (c) five percent or more of any class of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by Borrower. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

            "Agreement" means this Loan and Security Agreement dated as of December 15, 1998, among Borrower, ICC and Lender.

            "Amended and Restated Note(s)" means individually and collectively the Amended and Restated First Bank Note and the Worldcom Promissory Note in the forms attached hereto as Exhibit A.

            "Borrower" means Incomnet, Inc., a California corporation.

            "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Denver, Colorado, are required or permitted to close.

            "Casey" means John P. Casey, an individual.

            "Closing Date" means December 15, 1998.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" has the meaning given to such term in Section 6.1.1.

            "Contract Rights" means, collectively, all of Borrower's or ICC's, as the case may be, rights and remedies under, and all moneys and claims for money due or to become due to Borrower under all material contracts and agreements to which Borrower is a party and any and all amendments, supplements, extensions, and renewals thereof, including but not limited to the LEC contracts set forth on Schedule 1.1.

            "Debt" means all liabilities, obligations and indebtedness of Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Debt shall specifically include the following: (i) Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on Borrower's Property, even though Borrower shall not have assumed or become liable for the


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payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of Borrower prepared in accordance with GAAP; (iv) all obligations and liabilities created or arising under any capital lease or conditional sale or other title retention agreement with respect to Property used or acquired by Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

            "EBITDA" means in any fiscal period, Borrower's consolidated net income (other than extraordinary or non-recurring items of Borrower for such period), plus (i) the amount of all interest expense, income tax expense, depreciation expense, and amortization expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

            "Equipment" means all of Borrower's or ICC's, as the case may be, now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including data processing hardware and software, motor vehicles and office equipment, as well as all of such types of property leased by Borrower or ICC and all of Borrower's or ICC's rights and interests with respect thereto under such leases (including options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

            "Event of Default" has the meaning given to such term in Section
11.1.

            "Fiscal Year" means Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of Borrower will end on December 31, 1998.

            "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

            "General Intangibles" means all general intangibles of Borrower or ICC's, as the case may be, whether now owned or hereafter created or acquired by Borrower or ICC, including all choses in action, causes of action, corporate or other business records, deposit accounts,


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investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower or ICC, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

            "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee the payment or performance of any indebtedness or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, (a) to purchase the guaranteed obligations or any Property constituting security therefor or (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition.

            "Intercompany Accounts" means all assets and liabilities, however arising, which are due to Borrower from any Affiliate other than Lender, Casey or Richard, or due from Borrower to any Affiliate other than Lender, Casey or Richard, or which otherwise arise from any transaction by Borrower with any Affiliate other than Lender, Casey or Richard.

            "Inventory" means all of Borrower's or ICC's, as the case may be, now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, workinprocess, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's or ICC's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "IRS" means the Internal Revenue Service or any successor agency.

            "Lawsuit" has the meaning given to such term in Section 10.4.

            "Lender" means Ironwood Telecom LLC, a Colorado limited liability company.

            "Lien" means: any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and includes a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement,


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agreement, or conditional sale, or a lease, consignment or bailment for security purposes, or any reservation, exception, encroachment, easement, rightofway, condition, restrictment, lease or other title exception or encumbrance affecting Property.

            "Loan"  has the meaning given to such term in Section 2.1.

            "Loan Documents" means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest or any other aspect of the transactions contemplated by this Agreement.

            "Material Adverse Change" means a material and adverse change in the Property, business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

            "Note(s)" has the meaning given to such term in Section 2.1.

            "ICC" means National Telephone & Communications, Inc., a Delaware corporation.

            "Obligations" means all obligations relating to the Worldcom Debt and the First Bank Debt, all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by Borrower or ICC to Lender, whether or not arising under this Agreement, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment from others, and any participation by Lender in Borrower's or ICC's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower or ICC hereunder, under another Loan Document, or under any other agreement or instrument with Lender.

            "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 6.7, to which the funds of Borrower (including Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of Lender or Borrower, as Lender may determine, on terms acceptable to Lender.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

            "Permitted Liens" means: (a) Liens for taxes not yet payable or Liens for taxes being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of Lender; (c) Liens upon Equipment granted in connection with the acquisition of such Equipment by Borrower or ICC after the date hereof to the extent specifically permitted by this Agreement;


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(d) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting the Real Property, provided that they do not in the aggregate materially detract from the value of such Real Property or materially interfere with their use in the ordinary conduct of Borrower's or ICC's business; (e) deposits under workmen's compensation, unemployment insurance, social security and other similar laws; (f) liens relating to statutory obligations with respect to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, provided such are not either individually or in the aggregate in a material amount; and (g) Liens described on Schedule 6.4.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

            "Plan" means any pension or other employee benefit plan which is subject to Title IV of ERISA, and which is: (a) a plan maintained by Borrower or any Related Company; (b) a plan to which Borrower or any Related Company contributes or is required to contribute; (c) a plan to which Borrower or any Related Company was required to make contributions at any time during the five
(5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which Borrower or any Related Company has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the PBGC.

            "Premises" means all of Borrower's or ICC's rights, title, and interest in the real property now owned or leased or hereafter acquired, including all rights and easements in connection therewith and all buildings and improvements now or hereafter constructed thereon.

            "Principal Amount" means the aggregate amount of the principal amounts under the Notes as the same may be (i) reduced from time to time by payments of principal in accordance with the terms of this Agreement and the Notes or (ii) increased under the terms of this Agreement or the Notes.

            "Proceeds" means all products and proceeds, including rentals, of any Collateral, and all proceeds of such proceeds and products, including all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

            "Real Property" means all of Borrower's or ICC's rights, title, and interest, other than leasehold interests, in real property now owned or hereafter acquired by Borrower, including


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all rights and easements in connection therewith and all buildings and improvements now or hereafter constructed thereon.

            "Receivables" means all of Borrower's or ICC's, as the case may be, now owned and hereafter arising or acquired: (a) accounts (whether or not earned by performance), including accounts owed to Borrower or ICC by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any account; (b) proceeds of any letters of credit naming Borrower or ICC as beneficiary; (c) contract rights, chattel instruments, documents, general intangibles (including choses in action, causes of action, tax refunds, tax refund claims, Reversions and other amounts payable to Borrower or ICC from pension and employee benefit plans, rights and claims against shippers and carriers, rights to indemnification and business interruption insurance) and all forms of obligations owing to Borrower or ICC (including obligations owing to Borrower or ICC by Subsidiaries and Affiliates); (d) guarantees and other security for any of the foregoing; (e) rights of stoppage in transit, replevin, and reclamation; and (f) other rights or remedies of an unpaid vendor, lienor or secured party.

            "Related Company" means any member of any controlled group of corporations (as defined in Section 414 of the Code) of which Borrower is a part, or any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA.

            "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA, including a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

            "Restricted Investment" means any acquisition of Property by Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, indebtedness or other obligation, or by loan, advance, capital contribution or otherwise, except the following: (a) Property to be used in the business of Borrower; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof; (d) certificates of deposit maturing within one (1) year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and (f) investments in any of Borrower's Subsidiaries (by capital contribution or otherwise) or purchase or repurchase of any stock or indebtedness, or any Property, of any of Borrower's Subsidiaries, other than as contemplated under this Agreement.

            "Reversions" means any funds which may become due to Borrower or ICC in connection with the termination of any Plan or other employee benefit plan.


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            "Richard" means Denis Richard, an individual.

            "Security Interest" means, collectively, the Liens granted to Lender in the Collateral pursuant to this Agreement, the other Loan Documents or any other agreement.

            "Subscriber Data" means, wherever located, and whether now owned or hereafter acquired or created: (a) all customer lists, all documents containing the names, addresses, telephone numbers or other information regarding Borrower's or ICC's customers, and tapes, programs, printouts, disks, and other material or documents relation to the recording, billing or analyzing of any of the forgoing; (b) customer accounts and contracts for the furnishing by Borrower or ICC of telecommunications services, and billing and collection contracts, whether evidenced by a document or otherwise; and (c) all records and documents relating to any and all of the foregoing items in (a) and (b) whether in the form of writing, microfilm, microfiche, tape, or electronic media.

            "Subsidiary" means any present or future corporation of which Borrower owns, directly or indirectly, more than 50% of the voting stock.

            "Term Note" means the promissory note in the amount of $8,374,610.64 as more fully described in Section 2.1 and in the form attached hereto as Exhibit A.

            "Termination Event" means: (a) a Reportable Event with respect to a Plan described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty (30) days' notice to the PBGC under such regulations); (b) the withdrawal of Borrower or any Related Company from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a) (2) of ERISA; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings by the PBGC to terminate or have a trustee appointed to administer a Plan; (e) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the partial or complete withdrawal of Borrower or any Related Company from a Multiemployer Plan (as defined under ERISA).

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Colorado, California or of any other state the laws of which are required by thereof to be applied in connection with the issue of perfection of security interests, as such statutes are in effect during the term hereof.

      1.2. Rules of Construction.

            This Agreement shall be construed in accordance with the following rules of construction:

            (i) any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied;


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            (ii) other than accounting terms, all undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein;

            (iii) the terms defined in this Agreement include the plural as well as the singular;

            (iv) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

            (v) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

            (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and

            (vii) the words "includes" and "including" are not limiting.

2.    LOANS.

      2.1. Term Loan.

            Lender shall make a term loan (the "Loan") to Borrower and Borrower agrees to receive the Loan in an amount equal to the Principal Amount and pursuant to the terms and provisions of this Agreement. The term "Loan" shall incorporate all debt evidenced by the Amended and Restated Notes and the Term Note. The proceeds of the Loan shall be disbursed on the Closing Date in accordance with Schedule 2. The Loan shall be repayable in accordance with the terms of the Term Note and the Amended and Restated Notes (the Term Note and the Amended and Restated Notes shall be individually and/or collectively referred to and defined herein as the "Note(s)") and the Notes shall be authorized, issued and delivered by Borrower and ICC as the case may be to Lender, in the forms attached as Exhibit A. On the Closing Date, Borrower shall issue to Lender the Warrants substantially in the form of Exhibit B.

3.    INTEREST AND OTHER CHARGES.

      3.1. Interest.

            3.1.1. Interest Formula.

            Borrower shall pay to Lender interest on the unpaid principal balance of the Loan at a per annum rate equal to twelve percent (12%). Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to Lender quarterly in arrears on the last Business Day of each Fiscal Quarter, with the first such payment of interest (which shall include interest in arrears from December 15, 1998 through December 31, 1998) becoming due and payable on March 31, 1999.

            3.1.2. Default Interest Rates.

            If any Event of Default occurs, then, from the date such Event of Default occurs and until it is cured, or until all Obligations are paid and performed in full, whichever first occurs, Borrower shall pay interest on the unpaid principal balance of the Loan at a per annum rate equal to three percent (3%) plus the rate of interest otherwise specified herein as applicable to the Loan (the "Default Rate").

      3.2. Maximum Interest Rate.

            In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed to have been received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Lender shall refund to Borrower such excess.

      3.3. Origination Fee.

            On the Closing Date, Borrower shall pay to Lender an origination fee in the amount of $400,000 plus attorneys' fees and related expenses in connection with the negotiation, preparation, or consumation of this Agreement and the transactions contemplated hereby.

4.    PAYMENTS AND PREPAYMENTS.

      4.1. Repayment of Loan.

            Borrower shall repay this portion of the Principal Amount that is then outstanding, plus all accrued and unpaid interest thereon, on December 31, 2000.

      4.2. Voluntary Prepayments of Loan.

            4.2.1. Borrower may prepay the Principal Amount in whole or in part at any time and from time to time, upon at least two (2) Business Days' prior written notice to Lender. All prepayments of the principal of the Principal Amount shall be accompanied by the payment of all accrued but unpaid interest on the prepaid Principal Amount to the date of prepayment.

            4.2.2. Any prepayment under this Section 4.2 of less than all of the outstanding Principal Amount shall be applied, first, to accrued but unpaid interest on the Loan and, second, to the Principal Amount to be prepaid.

      4.3. Place and Form of Payments; Extension of Time.

            All payments of principal, interest and other sums due to Lender shall be made at Lender's address set forth in the Note held by Lender or at such other address as shall be designated by Lender. Except for Proceeds received directly by Lender, all such payment shall be made in immediately available funds. If any payment of the Principal Amount, interest thereon or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

      4.4. Application and Reversal of Payments.

            Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all Proceeds of Collateral and payments that Lender receives to any portion of the Obligations.

      4.5. Indemnity for Returned Payments.

            If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, Lender is for any reason required to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by Lender, and Borrower shall be liable to pay to Lender and hereby does indemnify Lender and holds Lender harmless for the amount of such payment or Proceeds surrendered. The provisions of this Section 4.5 shall be effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this
Section 4.5 shall survive the termination of this Agreement.

5. LENDER'S BOOKS AND RECORDS; QUARTERLY STATEMENTS.

            Borrower and ICC agree that the books and records of Lender showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. Lender will provide to Borrower a quarterly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

6.    COLLATERAL.

      6.1. Grant of Security Interest.

            6.1.1. As security for the Obligations, each of Borrower and ICC hereby grants to Lender a continuing security interest in, lien on, and assignment of all of their respective Property including the following: (i) all Contract Rights, Equipment, General Intangibles, Inventory, Receivables, Subscriber Data (excluding Subscriber Data for the residents of the State of New York until any necessary approvals are received) and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all proceeds of the sale of any equity securities of Rapid Cast, Inc. of which Borrower is the owner (beneficial or otherwise), and all equity securities of ICC owned by Borrower, (iii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, Lender from or for Borrower or ICC, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including all of Borrower's and ICC's deposit accounts, credits, and balances with any financial institution or local exchange carrier, and all claims of Borrower or ICC against any financial institution or local exchange carrier at any time existing relating to Borrower's and ICC's deposit accounts with any financial institution with which Borrower or ICC maintains deposits or Borrower's or ICC's accounts with any local exchange carrier with which Borrower or ICC has a contractual relationship or otherwise does business;
(iv) all of Borrower's and ICC's deposit accounts with any financial institutions with which Borrower or ICC maintains deposits; and (v) all books, records and other Property relating to or referring to any of the foregoing, including all books, records, ledger cards, data processing records, computer software and other Property and general intangibles at any time evidencing or relating to the Equipment, General Tangibles, Proceeds, and other property referred to above (all of the foregoing, together with the Premises and all other Property in which Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

            6.1.2. All Obligations shall constitute a single loan secured by the Collateral. Lender may, except as otherwise provided in the Loan Documents, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as Lender may determine and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or Lender's right to take any other action with respect to any other Collateral.

      6.2. Perfection and Protection of Security Interest.

            6.2.1. Borrower and ICC shall each, at their expense, perform all steps requested by Lender at any time to perfect, maintain, protect and enforce the Security Interest, including: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Lender; (ii) delivering to Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to Lender without restriction; (iii) placing notations on Borrower's or ICC's books of account, as the case may be, to disclose the Security Interest; (iv) delivering to Lender all letters of credit on which Borrower or ICC is named beneficiary; and (v) taking such other steps as are deemed necessary by Lender to maintain the Security Interest.

            6.2.2. Lender may file, without Borrower's or ICC's signature, one or more financing statements disclosing the Security Interest. Each of Borrower and ICC agree that a photocopy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's or ICC's agents or processors, then Borrower or ICC shall notify Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon Lender's request, instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by Borrower or ICC, then Borrower or ICC shall obtain written waivers, in form and substance satisfactory to Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, Borrower or ICC shall, upon Lender's request, execute and deliver confirmatory written instruments pledging the Collateral to Lender but Borrower's failure to do so shall not affect or limit the Security Interest. So long as this Agreement is in effect, and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral. Prior hereto or concurrently herewith Borrower shall deliver to Lender (i) certificates representing the Rapid Cast, Inc. equity securities, the sales proceeds of which are pledged as security for the Obligations pursuant to Section 6.1 and (ii) certificates representing the ICC equity securities endorsed in blank and pledged hereunder as security of the Obligations pursuant to Section 6.1. Lender shall hold the certificates representing the Rapid Cast, Inc. equity securities as security for Borrower's covenant not to sell the securities represented by such certificates without the prior consent of Lender.

      6.3. Location of Collateral.

            Borrower represents and warrants to Lender that: (a) a correct and complete list of Borrower's chief executive office, the location of its books and records, the locations of the Collateral and the locations of all of its other places of business is set forth in Schedule 6.3; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by Borrower and sets forth the names of the owners and lessors of, and, to the best of Borrower's knowledge, the holders of any mortgages on such facilities and locations. Borrower agrees that it will not maintain any Collateral at any location other than those listed on Schedule 6.3, and that it will not otherwise change or add to any of such locations, unless it gives Lender at least thirty

(30) days' prior written notice and executes such financing statements and other documents that Lender requests in connection therewith.

      6.4. Title to, Liens on, and Sale and Use of, Collateral.

            Borrower represents, warrants and covenants to Lender that: (i) all Collateral is and will continue to be owned by Borrower or ICC free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (ii) the Security Interest will not be subject to any prior Lien except Permitted Liens, if any; (iii) Borrower or ICC will use, store and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; (iv) Borrower and ICC will not, without Lender's prior written approval, sell, or dispose of, or permit the sale or disposition of any Collateral except in the ordinary course of business; and (v) Borrower will not, without Lender's prior written approval, sell, dispose of, transfer or assign any equity securities of Rapid Cast, Inc., now or hereafter owned by Borrower (beneficially or otherwise). The inclusion of Proceeds in the Collateral shall not be deemed Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

      6.5. Access and Examination.

            Lender shall at all reasonable times have access to, examine, audit, make extracts from and inspect Borrower's and ICC's records, files and books of account and the Collateral and may discuss Borrower's and ICC's affairs with Borrower's and ICC's officers and management. Borrower and ICC shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. Lender may, at any time, and at Borrower's expense, make copies of all of Borrower's and ICC's books and records, or require Borrower or ICC to deliver such copies to Lender. Lender may, without expense to Lender, use such of Borrower's and ICC's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the Security Interest.

      6.6. Insurance.

            6.6.1. Borrower or ICC shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit and such other hazards as Lender shall specify, in amounts, under policies and by insurers acceptable to Lender. Borrower or ICC or shall also maintain flood insurance, in the event of a designation of the area in which any Real Property is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. Borrower or ICC shall cause Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or ICC or the owner of any Premises where Collateral is located nor by the use of such Premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by Borrower or ICC when due, and certificates of insurance and, if requested, photocopies of the policies shall be delivered to Lender. If Borrower or ICC fails to procure such insurance or to pay the premiums therefor when due, Lender may (but shall not be required to) do so and charge the costs thereof to Borrower's loan account. Borrower or ICC shall promptly notify Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance.

            6.6.2. Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, Lender may apply such proceeds to the reduction of the Obligations, in such order as Lender determines, or, at Lender's option, may permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

      6.7. Collection of Accounts; Payments.

            6.7.1. Prior to Closing, Borrower and ICC shall establish a lockbox service for collections of Accounts at a bank determined by Lender and pursuant to documentation satisfactory to Lender. Borrower and ICC shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, Borrower or ICC receives any Proceeds of Accounts, it shall receive such payments as Lender's trustee and shall immediately deliver such payments to Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as Lender may direct. All collections received in any such lockbox or Payment Account or directly by Borrower, ICC or Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of Lender and shall be subject to Lender' s sole control. Until Borrower or ICC defaults under this Agreement or until Lender reasonably believes a Borrower or ICC default is imminent hereunder, Lender will disburse such funds in the lock box account to Borrower to be used by Borrower in the ordinary course of business subject to the terms of this Agreement. Lender may, at any time, notify obligors that the Accounts have been assigned to Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to Borrower's loan account. Borrower and ICC, at Lender's request, shall execute and deliver to Lender such documents as Lender shall require to grant Lender access to any post office box in which collections of Accounts are received.

            6.7.2. If sales of Inventory are made for cash or cash equivalents, Borrower and ICC shall immediately deliver to Lender the identical checks, cash or other forms of payment which Borrower or ICC receives.

            6.7.3. All payments received by Lender on account of Accounts or as Proceeds of other Collateral will be Lender's sole property and will be credited to Borrower's loan account (conditional upon final collection) upon the date of Lender's receipt thereof.

            6.7.4. In the event Borrower repays all of the Obligations upon the termination of this Agreement, other than through Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) upon the date of Lender's receipt thereof.

      6.8. Equipment.

            Borrower and ICC represent and warrant to Lender that all of the Equipment is and will be used or held for use in Borrower's or ICC's business. Borrower or ICC shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. Borrower or ICC shall promptly inform Lender of any material additions to or deletions from the Equipment. Borrower and ICC shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless Lender has a valid, perfected, and first priority Security Interest in such real or personal property. Borrower and ICC shall not, without Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment; provided, however, that Borrower and ICC may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $5,000 individually, and $50,000 in the aggregate in any Fiscal Year, without Lender's consent, subject to the conditions set forth below. In the event any of the Equipment is sold, transferred or otherwise disposed of with Lender's prior written consent or as otherwise permitted hereby and: (i) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by Borrower or ICC, or by Equipment purchased by Borrower or ICC subject to a lien or other right constituting a Permitted Lien, then Borrower or ICC shall deliver all of the cash proceeds of any such sale, transfer or disposition to Lender, which proceeds shall be applied to the repayment of the Obligations; or (ii) such sale, transfer or disposition is made in connection with the purchase by Borrower or ICC of replacement Equipment (other than subject to a Permitted Lien), then Borrower or ICC shall use the proceeds of such sale, transfer or disposition to finance the purchase by Borrower or ICC of replacement Equipment and shall deliver to Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower or ICC shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

      6.9. Documents, Instruments, and Chattel Paper.

            Borrower represents and warrants to Lender that: (a) all documents, instruments and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid and genuine, and (b) all are and will be owned by Borrower or ICC free and clear of all Liens other than Permitted Liens.

      6.10. Right to Cure.

            Lender may, in its sole discretion, pay any amount or do any act required of Borrower hereunder in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which Borrower or ICC fails to pay or do, including payment of any judgment against Borrower, any insurance premium, any warehouse charge, processing charge, any landlord's claim and any other Lien upon the Collateral. All payments that Lender makes under this Section 6.10 and all outofpocket costs and expenses that Lender pays or incurs in connection with any action taken by it hereunder shall be charged to Borrower's loan account. Any payment made or other action taken by Lender under this Section 6.10 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly. Borrower and ICC hereby appoint Lender and Lender's designees as Borrower's attorney and as such, shall have the power: (a) to endorse Borrower's or ICC's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Lender's possession; (b) to sign Borrower's or ICC's name on any document of title relating to any Collateral; (c) to notify the post office authorities to change the address for delivery of Borrower's or ICC's mail to an address designated by Lender and to open and dispose of all mail to Borrower or ICC and (d) to do all things necessary to carry out this Agreement. Borrower and ICC ratify and approve all acts of Lender and Lender's designees as Borrower's attorney-in-fact. Neither Lender nor Lender's designee shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

      6.11. Lender's Rights, Duties and Liabilities.

            Borrower and ICC assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither Lender nor any of its officers, directors, employees, or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any diminution in the value thereof, all of which shall be at Borrower's and ICC's sole risk. The Obligations shall not be affected by any failure to Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral.

7.    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

      7.1. Books and Records.

            Borrower and ICC shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP. Borrower and ICC shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. Borrower and ICC shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as Lender shall reasonably require.

      7.2. Financial Information.

            Borrower and ICC shall promptly furnish to Lender all such financial information as Lender shall reasonably request, and notify its auditors and accountants that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower and its Subsidiaries will furnish to Lender:

            7.2.1. Promptly upon their becoming available, copies of each proxy statement, financial statement and report which Borrower sends to its shareholders;

            7.2.2. Promptly after filing with the PBGC and the IRS a copy of each annual report or other filing filed with respect to each Plan of Borrower or any Related Company; and

            7.2.3. Such additional information as Lender may from time to time reasonably request regarding the financial and business affairs of Borrower or any Subsidiary.

      7.3. Notices to Lender.

            In addition to other notices required under this Agreement, Borrower and ICC shall notify Lender in writing of the following matters at the following times:

            7.3.1. Immediately after becoming aware of the existence of any Event of Default;

            7.3.2. Within two (2) days after becoming aware that the holder of any capital stock of Borrower or ICC or of any Debt of Borrower or of ICC has given notice or taken any action with respect to a claimed default;

            7.3.3. Within two (2) days after becoming aware of any Material Adverse Change in Borrower's or ICC's Property, business, operations or condition (financial or otherwise) or of any event or circumstance could reasonably be expected to result in a Material Adverse Change;

            7.3.4. Within two (2) days after becoming aware of any pending or threatened action, proceeding or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, Lender's rights under the Loan Documents or Borrower's or ICC's Property, business, operations or condition (financial or otherwise);

            7.3.5. Within two (2) days after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting Borrower, ICC or any of their Subsidiaries;

            7.3.6. Within two (2) days after becoming aware of any violation of any law, statute, regulation or ordinance of a Public Authority applicable to Borrower or ICC, which may materially and adversely affect the Collateral, the repayment of the Obligations, Lender's rights under the Loan Documents, or Borrower's or ICC's Property, business, operations or condition (financial or otherwise);

            7.3.7. (a) Immediately after becoming aware of any Termination Event with respect to a Plan, or any other Reportable Event with respect to a Plan, accompanied by any materials required to be filed with the PBGC with respect thereto; (b) immediately after Borrower's or ICC's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; (c) immediately upon the establishment of any Plan not existing at the Closing Date or the commencement of contributions by Borrower or ICC to any Plan to which Borrower or ICC was not contributing at the Closing Date; and (d) immediately upon becoming aware of any other event or condition regarding a Plan or Borrower's or ICC's or a Related Company's compliance with ERISA which may materially and adversely affect Borrower's or ICC's Property, business, operation or condition (financial or otherwise); and

            7.3.8. Thirty (30) days prior to Borrower or ICC changing its name.

      Each notice given under this Section 7.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that Borrower or ICC has taken or proposes to take with respect thereto.

8.    GENERAL WARRANTIES AND REPRESENTATIONS.

            Borrower and ICC jointly and severally continuously warrant and represent to Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, in addition to other representations and warranties set forth in this agreement and except as hereafter disclosed to and accepted by Lender in writing:

      8.1. Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

            Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations and to grant the Security Interest. ICC has the corporate power and authority to grant the Security Interest and to perform all of their obligations contemplated by this Agreement. Borrower and ICC have taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and the other Loan Documents. No consent, approval or authorization of, or filing with, any Public Authority, and no consent of any other Person, is required in connection with Borrower's or ICC's execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower or ICC, as the case may be, and constitute legal, valid and binding obligations of Borrower and ICC, as the case may be, enforceable against them in accordance with their respective terms, without defense, set-off, or counterclaim. Borrower's and ICC's, as the case may be, execution, delivery and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of Borrower or ICC or any of their Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which Borrower, ICC or any of their Subsidiaries is a party or which is binding upon Borrower, ICC or any of their Subsidiaries, (b) any judgment, law, statute, rule or governmental regulation applicable to Borrower, ICC or any of their Subsidiaries or (c) the Certificate or Articles of Incorporation or ByLaws of Borrower, ICC or any of their Subsidiaries.

      8.2. Validity and Priority of Security Interest.

            The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral except for Permitted Liens securing all the Obligations, and will be enforceable against Borrower or ICC and all third parties.

      8.3. Organization and Qualification.

            Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of California; and is qualified to do business in states, if any, in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (b) has all requisite power and authority to conduct its business and to own its Property, including all governmental permits, licenses and authorizations needed to conduct its business.

            ICC: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States of Arizona, California, Hawaii, Nevada, Oregon and Washington which are the only states in which qualification is necessary in order for it to own or lease its Property or conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property, including all governmental permits, licenses and authorizations needed to conduct its business.

      8.4. Corporate Name; Prior Transactions.

            Neither Borrower nor ICC has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 8.4.

      8.5. Subsidiaries and Affiliates.

            A correct and complete list of the name and relationship to Borrower of each and all of Borrower's Subsidiaries and other Affiliates (other than Lender, Casey or Richard) is set forth in Schedule 8.5. Each Subsidiary and Affiliate is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5 and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 8.5, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

      8.6. Use of Proceeds.

            8.6.1. None of the transactions contemplated in this Agreement (including the use of certain proceeds from such Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "margin stock" within the meaning of the Securities Exchange Act of 1934, as amended.

            8.6.2. Borrower will use the proceeds of the Loan for no purposes other than (i) to repay certain obligations of Borrower to Lender; (ii) to make capital contributions to ICC; and (iii) for Borrower's general corporate purposes.

      8.7. Public Disclosure.

            At the time of filing or submission, no document filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

      8.8. Intangible Property.

            Borrower and ICC possess adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities.

      8.9. Capital.

            Upon Closing, Borrower and ICC shall have capital sufficient to conduct their business, will be able to pay their debts as they mature and own property having a fair salable or realizable value greater than the amount required to pay all of its debts (including contingent debts). Lender acknowledges that, subject to the terms of this Agreement, Borrower may obtain commercially reasonable lines of credit in the ordinary course of business.

      8.10. Material Litigation.

            Except for the items set forth and described on Schedule 8.10, neither Borrower nor ICC has any pending or knowledge of any threatened litigation, actions or proceedings which would, if adversely determined, materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of Lender's interests therein.

      8.11. Title, Security Interests of Lender.

            Borrower or ICC has good, indefeasible and merchantable title to the Collateral and, upon the filing of UCC-1 Financing Statements in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral (other than (a) Collateral consisting of Receivables which the account debtor is the United States or any agency thereof and (b) Collateral to which a perfected lien may be obtained only by possession of such Collateral), subject only to Permitted Liens.

      8.12. Restrictive Agreements, Labor Contracts.

            Neither Borrower nor ICC is a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and are not party to any labor dispute. In addition, no labor contract of either Borrower or ICC is scheduled to expire during the Initial Term of this Agreement, except as disclosed on Schedule 8.12 hereto.

      8.13. Laws.

            Neither Borrower nor ICC is in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or their business, assets, operations, prospects or condition, financial or otherwise.

      8.14. Consents.

            Borrower and ICC have obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby.

      8.15. Defaults.

            Except as disclosed on Schedule 8.15 hereto, neither Borrower nor ICC is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default.

      8.16. Financial Condition.

            The financial information provided to Lender, specifically including the third quarter, 1998 financial statements of Borrower and ICC (the "Current Financial Statements") fairly represents Borrower's and ICC's financial condition and results of operations and those of such other Persons described therein as of the date thereof; there are no material omissions from the financial information or other facts or circumstances not reflected in the financial information; and there has been no material and adverse change in such financial condition or operations since the date of the Current Financial Statements delivered to Lender hereunder.

      8.17. ERISA.

            None of Borrower, ICC, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. No lien upon the assets of Borrower or ICC has arisen with respect to a Plan. No prohibited transaction or reportable event has occurred with respect to a Plan. Neither Borrower, ICC nor any ERISA Affiliate has incurred any withdrawal liability with respect to any multiemployer Plan. Borrower, ICC and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

      8.18. Taxes.

            Borrower and ICC have filed all tax returns and such other reports as they are required by law to file and have paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

      8.19. Business Relationships.

            Except as set forth in Schedule 8.19 hereto, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or ICC and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or ICC, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or ICC or prevent Borrower or ICC from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

      8.20. ICC Ownership.

            As of the date hereof, Borrower owns one hundred percent (100%) of all the outstanding stock in ICC. After the transactions contemplated herein are consumated, Borrower shall not own less than 93% of the outstanding stock of ICC (excluding stock subject to employee or consultant stock options which do not exceed 8.55% of the outstanding stock of ICC) and there are no valid outstanding rights of any third party to acquire any stock in ICC.

9.    AFFIRMATIVE AND NEGATIVE COVENANTS.

            In addition to other covenants contained in this Agreement, Borrower and ICC covenant that, so long as any of the Obligations remains outstanding:

      9.1. Taxes and Other Obligations.

            Borrower and ICC shall each: (a) file when due all tax returns and other reports which it is required to file, pay when due all taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that Borrower and ICC need not pay any tax, fee, assessment, governmental charge or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued and with respect to which prior notice has been given to Lender and reserves satisfactory to Lender have been provided or a bond satisfactory to Lender has been posted.

      9.2. Corporate Existence and Good Standing.

            Borrower, ICC and each of their Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

      9.3. Maintenance of Property and Insurance.

            Borrower, ICC and each of their Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming Lenderas additional insured under each such policy.

      9.4. Mergers, Consolidations, Acquisitions or Sales.

            Except with the prior written consent of Lender or in connection with the reincorporation of Borrower in the State of Delaware (provided such reincorporation does not alter the ownership of Borrower) neither Borrower nor ICC shall enter into any transaction of merger, reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or any material part of its Property other than in the ordinary course of business, or windup, liquidate or dissolve, or agree to do any of the foregoing.

      9.5. Transactions Affecting Collateral or Obligations.

            Neither Borrower, ICC nor any of their Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Obligations.

      9.6. Guaranties.

            Neither Borrower, ICC nor any of their Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of Lender.

      9.7. Debt.

            Neither Borrower, ICC nor any of their Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) Debt incurred to finance the purchase of Equipment in the ordinary course of business; (d) other Debt set forth on Schedule 9.7; and
(e) intercompany accounts.

      9.8. Prepayment.

            Neither Borrower, ICC nor any of their Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with their terms.

      9.9. Transactions with Affiliates.

            Except as set forth below, or, as otherwise allowed under the Loan Documents, neither Borrower, ICC nor any of their Subsidiaries shall: sell, transfer, distribute or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, pay any dividends, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing: Borrower and ICC may (i) pay commercially reasonable compensation to employees, (ii) invest in any of its Subsidiaries (by capital contribution or otherwise), (iii) provide the Guaranty by ICC of the obligations of Casey under the Secured Promissory Note issued by Casey to Lender on November 4, 1998 or any other obligations of Casey owing to Lender, (iv) redeem Borrower's stock owned by Casey and Lender and (v) if no Event of Default has occurred and is continuing, Borrower and ICC may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms fully disclosed to Lender, provided that such terms are no less favorable to Borrower or the Subsidiary, as the case may be, than those which would be obtainable in a comparable arm's length transaction with a third party who is not an Affiliate.

      9.10. Liens.

            Neither Borrower, ICC nor any of their Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

      9.11. Restricted Investments.

            Neither Borrower, ICC nor any of their Subsidiaries shall make any Restricted Investment.

      9.12. Equity Sales.

            Without the prior consent of Lender, neither Borrower, ICC nor any of their Subsidiaries shall sell any equity securities or grant any option or other rights to purchase or acquire any equity securities.

      9.13. EBITDA and Other Financial Covenants.

            Borrower and ICC shall comply with the financial covenants set forth on Schedule 9.13.

      9.14. Intentionally Deleted.

            Intentionally deleted.

      9.15. Further Assurances.

            Borrower and ICC shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may, from time to time, request, to carry out the terms and conditions of this Agreement and the other Loan Documents.

      9.16. Expenses.

            Borrower or ICC shall Promptly reimburse Lender for all costs, fees and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and Borrower or any third party, (iv) enforcement of any of Lender's rights and remedies with respect to the Obligations or Collateral, and (v) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving Borrower, ICC or any Affiliate, whether or not suit is filed. Borrower shall also pay all Lender charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other blocked accounts, and all other bank and administrative matters, in accordance with Lender's schedule of bank and administrative fees and charges in effect from time to time;

      9.17. Notice of Litigation.

            Borrower or ICC shall promptly notify Lender in writing of any litigation, suit or administrative proceeding which could reasonably be expected to lead to a Material Adverse Change in the Collateral or Borrower's or ICC's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

      9.18. ERISA.

            Borrower or ICC shall notify Lender in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

      9.19. Labor Disputes.

            Borrower or ICC, as the case may be, shall promptly notify Lender in writing of any labor dispute (excluding isolated or individual actions which either individually or in the aggregate could reasonably be expected to lead to a Material Adverse Change) to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound.

      9.20. Capital Expenditures.

            Borrower or ICC, as the case may be, shall promptly notify Lender in writing of the making of any capital Expenditure materially affecting Borrower's or ICC's business, assets, prospects, operations or condition, financial or otherwise.

      9.21. Name.

            Neither Borrower nor ICC shall use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof.

10.   CLOSING; CONDITIONS TO CLOSING.

            Lender will not be obligated to make the Loan, unless the following conditions precedent have been satisfied as determined by Lender:

      10.1. Representations and Warranties; Covenants; Events.

            Borrower's and ICC's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete as of the Closing Date; Borrower and ICC shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with on or before the Closing Date; and there shall exist no Event or Event of Default on the Closing Date.

      10.2. Delivery of Documents.

            Borrower shall have delivered, or cause to be delivered, to Lender the following documents fully executed by Borrower and any party thereto other than Lender:

            10.2.1. The Notes in the form of Exhibit A;

            10.2.2. Warrants to purchase two million shares of Borrower's Common Stock at an exercise price of $1.00 per share and Warrants to purchase one million shares of Borrower's Common Stock at an exercise price of $2.25 per share, substantially in the form of Exhibit B;

            10.2.3. A UCC-1 financing statement substantially in the form of Exhibit C;

            10.2.4. The Registration Rights Agreement substantially in the form of Exhibit D;

            10.2.5. The Guaranty in the form of Exhibit E;

            10.2.6. Assignments of rights under contracts with any local exchange carrier with which Borrower or ICC is doing business;

            10.2.7. Certificates of good standing for Borrower and ICC from the secretary of state of their states of incorporation and certificates of qualification to do business from states where Borrower or ICC are conducting business;

            10.2.8. Board resolutions and incumbency certificates from Borrower and ICC authorizing the transactions contemplated by this Agreement;

            10.2.9. Fully executed UCC-3 financing statements or similar UCC statements evidencing assignment of the debt from Worldcom and First Bank;

            10.2.10. Opinion of counsel to Borrower and ICC for the benefit of Lender in form and substance acceptable to Lender;

            10.2.11. An environmental certificate from Borrower and ICC, in form and substance acceptable to lender, with respect to the offices set forth on Exhibit F;

            10.2.12. Intentionally deleted;

            10.2.13. Evidence assuring Lender that there is no breach by the plaintiffs in the Class Action Lawsuit under the settlement agreement that would, in Lender's judgment, cause such settlement agreement not to close as contemplated;

            10.2.14. All documents which Borrower was obligated to deliver to Lender as a condition of the Bridge Loan specified in the October 30, 1998 Commitment to Fund letter between Lender and Borrower; and

            10.2.15. All other documents, certificates, or materials requested by Lender to evidence compliance with the terms and conditions of this Agreement.

11.   DEFAULT; REMEDIES.

      11.1. Events of Default.

            It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            11.1.1. any failure to make payment of principal, interest or fees on any of the Obligations when due;

            11.1.2. any representation or warranty made by Borrower or ICC in this Agreement, any of the other Loan Documents, or any certificate furnished by Borrower, ICC or any of their Subsidiaries at any time to Lender shall prove to be untrue in any material respect as of the date when made or furnished;

            11.1.3. default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the Notes, any other Loan Document, or any other agreement entered into at any time to which Borrower, ICC or any of their Subsidiaries and Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of Lender) or become void or unenforceable without the written consent of Lender;

            11.1.4. any default by Borrower or ICC under any agreement or instrument which could reasonably be expected to lead to a Material Adverse Change;

            11.1.5. except as set forth on Schedule 11.1.5, any default by Borrower or ICC in any payment of an amount greater than $25,000 per individual occurrence or $250,000 in the aggregate of all such defaults or alleged defaults relating to (i) principal or interest on any indebtedness (other than the Obligations) for borrowed money beyond any period of grace provided with respect thereto or (ii) the performance of any other agreement, term or condition contained in any agreement under which any such obligation is contained therin; provided, however, that there shall be no threshold allowance for any default under any local exchange carrier contract where there is no grace period or for any obligation of Borrower or ICC to Worldcom

            11.1.6. Borrower or ICC shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection relief, or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or Borrower or ICC, as the case may be, shall take any corporate action to authorize any of the actions set forth above in this Section 11.1.6;

            11.1.7. an involuntary petition shall be filed or an action or proceeding otherwise commenced against Borrower or ICC seeking reorganization, arrangement or readjustment of Borrower's or ICC's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unvacated for a period of forty-five (45) days;

            11.1.8. a receiver, assignee, liquidator, trustee or similar officer for Borrower or ICC or for all or any part of their Property shall be appointed involuntarily;

            11.1.9. Borrower or ICC shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or woundup or shall commence or have commenced against it any action or proceeding for dissolution, windingup or liquidation, or shall take any corporate action in furtherance thereof; Borrower or ICC shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of Borrower or ICC shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

            11.1.10. any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

            11.1.11. one or more final judgments for the payment of money, which could reasonably be expected to lead to a Material Adverse Change, shall be rendered against Borrower or ICC and Borrower or ICC shall fail to discharge the same within forty-five (45) days from the date of notice of entry thereof or to appeal therefrom;

            11.1.12. any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of Borrower's or ICC's business; or (ii) is material in amount and is not adequately covered by insurance;

            11.1.13. Borrower ceases to own 93% of the outstanding stock of ICC (excluding stock subject to employee or consultant stock options which do not exceed 8.55% of the outstanding stock of ICC);

            11.1.14. any event or condition shall occur or exist with respect to a Plan that could, in Lender's reasonable judgment, subject Borrower, ICC or any of their Subsidiaries to any tax, penalty or other liabilities under ERISA or the Code in the aggregate material in relation to the business, operations, Property or financial or other condition of Borrower, ICC and their Subsidiaries, taken as a whole;

            11.1.15. Borrower or ICC shall generally not pay its debts as debts become due or shall admit its inability to pay its debts generally;

            11.1.16. a Material Adverse Change shall occur; or

            11.1.17. Lender determines in its sole judgment that the balance of collectable Receivables drops or has dropped below the amounts set forth in
Schedule 9.13 or any of the financial targets set forth on Schedule 9.13 are not met.

      11.2. Remedies.

            11.2.1. If an Event of Default exists, Lender may, without notice to or demand on Borrower, do one or more of the following at any time or times and in any order: (i) terminate this Agreement; (ii) declare any or all Obligations to be immediately due and payable (provided, however, that upon the occurrence of any Event of Default described in Section , Section , Section or Section , all Obligations shall automatically become immediately due and payable without any action by Lender); and (iii) pursue its other rights and remedies under the Loan Documents and applicable law.

            11.2.2. If an Event of Default exists: (i) Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) Lender may, at any time, take possession of the Collateral and make it available to Lender at a place or places reasonably convenient to Lender; (iii) Lender may use any and all of the Collateral including the General Intangibles to continue the business of Borrower or ICC and (iv) Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, Borrower and ICC agree that any notice by Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Borrower and ICC if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to Borrower's address specified in or pursuant to Section . If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until Lender receives payment, and if the buyer defaults in payment, Lender may resell the Collateral without further notice to Borrower or ICC. In the event Lender seeks to take possession of all or any portion of the Collateral by judicial process, Borrower and ICC irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment. Borrower and ICC each agree that Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Lender is hereby granted a license or other right to use, without charge, Borrower's and ICC's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and Borrower's and ICC's rights under all licenses and all franchise agreements shall inure to Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order Lender elects, to all Obligations. Lender shall return any excess to Borrower and Borrower and ICC shall remain liable for any deficiency.

            11.2.3. If an Event of Default occurs, Borrower and ICC each hereby waives all rights to notice and hearing prior to the exercise by Lender of Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

12.   MISCELLANEOUS.

      12.1. Cumulative Remedies; No Prior Recourse to Collateral.

            The enumeration herein of Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Lender may have under the UCC or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. To the extent permitted by law, Lender may, without limitation, proceed directly against Borrower or ICC to collect the Obligations without any prior recourse to the Collateral.

      12.2. No Implied Waivers.

            No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by Lender shall affect its right to require strict performance of this Agreement except as to the matter waived.

      12.3. Severability.

            Any provision of this Agreement which is prohibited or invalid under applicable law of any jurisdiction (including without limitation federal or state regulatory authorities) shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remainder of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12.4. Governing Law.

            This Agreement shall be deemed to have been made in the State of Colorado and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction and except to the extent that the law of the location of the Collateral would govern, and in that case that law shall govern with respect to issues concerning perfection and remedies available with respect to the Collateral located there only.

      12.5. Consent to Jurisdiction and Venue; Service of Process.

            Borrower and ICC agree that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the state court of original jurisdiction of the State of Colorado for Jefferson County, or in the United States District Court for Colorado, and Borrower and ICC consent and submit in advance to such jurisdiction, agrees that venue will be proper in such courts on any such matter and irrevocably waive, and agree not to plead or claim, any objection that either may ever have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court. Borrower and ICC hereby waive personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower or ICC. Should Borrower or ICC fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this Section 12.5 shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

      12.6. Waivers.

            BORROWER AND ICC HEREBY WAIVE TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO INTERPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN BORROWER OR ICC AND LENDER. BORROWER AND ICC CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

      12.7. Survival of Representations and Warranties.

            All of Borrower's and ICC's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by Lender or its agents.

      12.8. Indemnification.

            Borrower and ICC hereby jointly and severally indemnify, defend and hold Lender, and its directors, officers, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, expenses, deficiencies, judgments or penalties imposed on, incurred by or asserted against any of them, whether direct, indirect or consequential, arising out of or by reason of any litigation, investigations, claims, or proceedings (whether based on any federal, state or local laws or other statutes or regulations, including securities, environmental, or commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) commenced or threatened, which arise out of or in any way based upon the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel reasonably incurred in connection with any such litigation, investigation, claim or proceeding. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrower or ICC, or by Borrower or ICC or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section
12.8 may be unenforceable because it is violative of any law or public policy, Borrower and ICC shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

      12.9. Other Security and Guaranties.

            Lender may, without notice or demand and without affecting Borrower's or ICC's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      12.10. Notices.

            All notices, demands and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by telex or telecopy, and shall be addressed to the party to be notified as follows:

            If to the
            Lender:           Ironwood Telecom LLC
                              555 Zang Street, Suite 300
                              Lakewood, Colorado  80228
                              Attention:  Mr. John P. Hill
                              Telecopier: (303) 985-5875

            with a copy to:   Howrey & Simon
                              1299 Pennsylvania Ave., N.W.
                              Washington, D.C. 20004-2402
                              Attention: Roger A. Klein, Esquire
                              Telecopier:  (202) 383-6610

            If to the
            Borrower:         Incomnet, Inc.
                              2801 Main Street
                              Irvine, California 92614
                              Attention: Mr. Denis Richard
                              Telecopier: (949) 224-7474

            with a copy to:   Heller Ehrman White & McAuliffe
                              601 South Figueroa Street, 40th Floor
                              Los Angeles, California  90017
                              Attention:  Paul H. Greiner, Esquire
                              Telecopier: (213) 614-1868

            If to ICC:        Incomnet Communications Corporation
                              2801 Main Street
                              Irvine, California 92614
                              Attention: Mr. Denis Richard
                              Telecopier: (949) 224-7474

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail, or when answerback received, if sent by telex or telecopier.

      12.11. Waiver of Notices.

            Unless otherwise expressly provided herein, Borrower and ICC waive presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower or ICC to any further notice or demand in the same, similar or other circumstances.

      12.12. Binding Effect; Assignment; Disclosure.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Borrower or ICC without the prior written consent of Lender. The rights and benefits of Lender hereunder shall, if Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof. Borrower and ICC agree that Lender may use Borrower's or ICC's name in advertising and promotional materials and in conjunction therewith disclose the general terms of this Agreement.

      12.13. Modification.

            This Agreement is intended by Borrower, ICC and Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior and contemporaneous oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and ICC and a duly authorized officer of Lender.

      12.14. Counterparts.

            This Agreement may be executed in any number of counterparts, and by Lender, Borrower and ICC in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

      12.15. Captions.

            The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      12.16. Right of SetOff.

            Whenever an Event of Default exists, Lender is hereby authorized at any time, and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any affiliate of Lender to or for the credit or the account of Borrower or ICC against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify Borrower or ICC after any such setoff and application made by Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      12.17. Fees and Expenses.

            Borrower or ICC shall pay to Lender on demand, all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation reasonable attorneys' fees and disbursements of counsel to Lender.

      12.18. Prior Agreements.

            Borrower and ICC hereby acknowledge that the warrant agreements, the Registration Rights Agreement, the side agreements dated November 4 and November 6, 1998 and collateral pledges associated with the Bridge Loan are still in full force and effect.

            [Section 12.19 and signature page to follow.]

      12.19. Additional Post-Closing Covenants.

            Within thirty (30) days after Closing, Borrower shall provide or cause to be delivered to Lender: (a) key man insurance issued by an insurance company reasonably acceptable to Lender in the amount of three million dollars ($3,000,000) insuring the life of Denis Richard with Lender being listed as primary beneficiary and evidence of one year of paid premiums and (b) waivers of landlords' liens on the Collateral from Borrower and ICC landlords in a form reasonably acceptable to Lender.

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                       INCOMNET, INC.

                                       By:  /s/ Denis Richard
                                            ---------------------------------
                                            Denis Richard
                                            President and Chief Executive
                                            Officer

                                       INCOMNET COMMUNICATIONS CORPORATION,
                                       formerly known as NATIONAL TELEPHONE &
                                       COMMUNICATIONS, INC.

                                       By:  /s/ Denis Richard
                                            ---------------------------------
                                            Denis Richard
                                            President and Chief Executive
                                            Officer

                                       IRONWOOD TELECOM LLC

                                       By:  /s/ Donald V. Berlanti
                                            ---------------------------------
                                            Donald V. Berlanti
                                            Member

                                    SCHEDULES

Schedule 1.1      LEC Contracts

Schedule 6.3   -  Location of Collateral

Schedule 6.4   -  Permitted Liens

Schedule 8.4   -  Fictitious Names; Names of Acquired Persons

Schedule 8.5   -  Subsidiaries

Schedule 8.10     Litigation

Schedule 9.7   -  Permitted Debt

Schedule 9.13     Additional Financial Covenants

Schedule 11.1.5   Defaults

                                    EXHIBITS

Exhibit A   -  Notes (Section 10.2.1)

Exhibit B   -  Form of Warrant (Section 10.2.2)

Exhibit C   -  Form of UCC-1 (Section 10.2.3)

Exhibit D   -  Form of Registration Rights Agreement (Section 10.2.4)

Exhibit E   -  Form of Guaranty (Section 10.2.5)

Exhibit F      Environmental Certificate (Section 10.2.11)


                                       iv